Exhibit 99.1


         OMI Corporation Announces Date of 2005 Fourth Quarter Earnings
                              Release and Guidance


     STAMFORD, Conn.--(BUSINESS WIRE)--Feb. 15, 2006--OMI Corporation (NYSE:
OMM) a major international tanker owner and operator today has announced it will release its full financial results for the quarter and year ended December 31, 2005 on Monday, February 20, 2006 followed by OMI's earnings conference call on Tuesday, February 21, 2006.
     OMI estimates basic earnings per share, not including the gain on the disposal of two Suezmax vessels and gain on extinguishment of notes of approximately $57 million for the fourth quarter of 2005, to be approximately $0.76 per share. OMI's estimate includes the average daily TCE rates earned by vessels operated in the spot market and on time charters and daily vessel expense as follows:


          Daily TCE Rate(a)

          Vessels  Vessels    Daily
           on Spot  on Time   Vessel
                    Charter   Expense
--------- -------- -------- --------
Suezmax
 Vessels  $56,555  $29,795   $7,027
--------- -------- -------- --------
Product
 Carriers $29,233  $15,999   $5,759
--------- -------- -------- --------

(a) Time charter equivalent ("TCE") rates are derived by calculating revenue from vessels operating on time charters and voyage revenue less voyage expenses from vessels operating in the spot market and dividing by the number of days in the applicable period. TCE revenue is used to measure and analyze fluctuations between financial periods and as a method of equating TCE revenue generated from a voyage charter to time charter revenue.


     The following table of OMI's fleet includes wholly owned and chartered-in vessels as of December 31, 2005 as well as revenue days for those vessels for the quarter ended December 31, 2005 (Note: Revenue days exclude the days our owned vessels are in drydock and the days our chartered-in vessels are off-hire):


                    Number  Number  Number of  Number   Total   Number
                      of      of     Vessels     of     Number    of
                    Vessels Revenue Chartered- Revenue   of    Revenue
                     Owned   Days       In      Days   Vessels   Days
                    ------- ------- ---------- ------- ------- -------
Suezmaxes-on
 Spot (a)                9     859          4     362      13   1,221
Suezmaxes-on TC          2     195        n/a     n/a       2     195
Product Carriers-on
 Spot                    9     731        n/a     n/a       9     731
Product Carriers-on
 TC                     22   2,005        n/a     n/a      22   2,005
                    ------- ------- ---------- ------- ------- -------

(a) Excludes five pool participant vessels that operate in OMI's Suezmax Pool (Gemini Pool).



     EARNINGS CONFERENCE CALL

     OMI Corporation will hold an earnings conference call presentation on Tuesday, February 21, 2006 at 10:30AM (Eastern Time). The presentation will be simultaneously webcast and will be available on the Company's website, http://www.omicorp.com, along with a slide presentation. A replay of the call will be available at 1:30PM on February 21, 2006 at (888) 203-1112 for North America and (719) 457-0820 for International callers (Pass Code 3898494).

     ABOUT OMI

     Our fleet is concentrated into two vessel types, Suezmax tankers, which generally carry crude oil from areas of oil production to refinery areas, and product carriers, which generally carry refined petroleum products (such as gasoline and aviation fuel) from refineries to distribution areas. Our fleet currently comprises 46 vessels (including the WABASH delivered in January 2006) aggregating approximately 3.7 million dwt consisting of 15 Suezmaxes (four of which are chartered-in, with charters expiration dates of December 2006, June 2010, June 2012 and September 2012), 29 handysize and handymax product carriers and two Panamax product carriers.

     FORWARD-LOOKING INFORMATION

     This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to be covered by the safe harbor provided for under these sections. Wherever we use the words "believes," "estimates," "expects," "plans," "anticipates" and similar expressions identify forward-looking statements. This release contains estimates of time charter and time charter equivalent rates being achieved by our vessels.
     The estimates of time charter and time charter equivalent rates made are made in good faith and believed to have a reasonable basis. However, they are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied. Such risks include, but are not limited to, claims, changes in voyages, demurrage, the affect on rates of future voyages, breakdown of vessels and resultant time out of service, and bunker prices.
     All subsequent written and oral forward-looking statements attributable to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.


    CONTACT: OMI Corporation
             Merete Serck-Hanssen, 203-602-6835